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                                                                    EXHIBIT 99.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-52409 and 33-57711 of New Jersey Resources Corporation on Form S-8 and Form S-3, respectively, of our report dated June 29, 2006, appearing in this Annual Report on Form 11-K of New Jersey Resources Corporation Employees' Retirement Savings Plan for the year ended December 31, 2005.


/S/ DELOITTE & TOUCHE LLP
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Parsippany, New Jersey

June 29, 2006


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